EXHIBIT 10.1

                                     FORM OF
                     MANAGEMENT STOCK SUBSCRIPTION AGREEMENT

     MANAGEMENT STOCK SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of ______ __, 1996, by and among GGS Holdings, Inc., a Delaware corporation ("Holdings"), and the persons listed in Schedule I hereto, as such Schedule I may be amended from time to time (collectively, the "Management Investors" and each, individually, a "Management Investor").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Stock and Asset Purchase Agreement, dated as of April 26, 1996, as amended (the "Stock and Asset Purchase Agreement"), by and among Rockwell International Corporation, a Delaware corporation ("Rockwell") and Goss Graphic Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (the "Company") the Company has, simultaneously with the execution and delivery of this Agreement, directly or indirectly, acquired the Graphic Systems business unit of Rockwell ("Goss") through the purchase of all of the capital stock of certain subsidiaries of Rockwell that constitute a part of Goss and certain assets and liabilities of certain subsidiaries of Rockwell that constitute the remainder of Goss (the "Acquisition"); and

     WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement and in connection with providing equity financing for the transactions contemplated by the Stock and Asset Purchase Agreement, each Management Investor desires to subscribe for and purchase from Holdings, and Holdings desires to issue and sell to such Management Investor, the number of Management Shares (as hereinafter defined) set forth opposite such Management Investor's name in Column A of Schedule I hereto. The aggregate purchase price to be paid for the Management Shares to be acquired by each Management Investor is set forth opposite such Management Investor's name in Column B of Schedule I hereto (such Management Investor's "Purchase Price");

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     Acquisition: shall have the meaning set forth in the first WHEREAS clause to this Agreement.

     Agreement: shall have the meaning set forth in the preamble to this Agreement.

     Closing: shall have the meaning specified in Section 2.3 hereof.

     Closing Date: shall have the meaning specified in Section 2.3 hereof.

     Company: shall have the meaning specified in the first WHEREAS clause to this Agreement.

     Discretionary Options: shall have the meaning specified in Section 2.5(b) hereof.

     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such similar federal statute.

     Holdings: shall have the meaning specified in the preamble to this Agreement.

     Incentive Option Agreements: shall have the meaning specified in Section 2.5(b) hereof.

     Incentive Options: shall have the meaning specified in Section 2.5(b) hereof.

     Management Investor(s): shall have the meaning set forth in the preamble to this Agreement.

     Management Note: shall have the meaning specified in Section 2.2 hereof.

     Management Shares: shall mean Shares purchased by a Management Investor from Holdings pursuant to this Agreement


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and/or (ii) pursuant to the exercise of an option granted under the Management
Stock Incentive Plan.

     Management Stock Incentive Plan: shall have the meaning specified in
Section 2.5(b) hereof.

     Performance Option Agreements: shall have the meaning specified in Section 2.5(b) hereof.

     Performance Options: shall have the meaning specified in Section 2.5(b) hereof.

     Purchase Price: shall have the meaning set forth in the third WHEREAS clause to this Agreement.

     Rockwell: shall have the meaning specified in the first WHEREAS clause to this Agreement.

     Rule 144: shall have the meaning specified in Section 3.3 hereof.

     SEC: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     Securities Act: shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     Shares: shall mean any shares of common stock, par value $.01 per share, of Holdings, including, without limitation, all such shares issued in connection with any employee benefit plan of Holdings or its subsidiaries, including the Management Stock Incentive Plan.

     Stockholders' Agreement: shall have the meaning specified in Section 2.3(c) hereof.

     Stock Pledge Agreement: shall have the meaning specified in Section 2.2 hereof.

     Stock and Asset Purchase Agreement. The term "Stock and Asset Purchase Agreement" shall have the meaning specified in the first WHEREAS clause to this Agreement.

     Stonington: shall have the meaning set forth in the Stockholders'
Agreement.


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                                   ARTICLE II

                     SUBSCRIPTION FOR AND ISSUANCE OF SHARES

     Section 2.1 Subscription for and Issuance of Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, each Management Investor hereby subscribes for and agrees to purchase, and Holdings hereby agrees to issue and sell to each Management Investor on the Closing Date the number of Management Shares set forth opposite such Management Investor's name in Column A of Schedule I hereto at a purchase price of $100 per Management Share. Each Management Investor shall pay the Purchase Price set forth opposite such Management Investor's name in Column B of Schedule I hereto.

     Section 2.2 Management Notes; Pledge of Management Shares. In consideration for the Management Investor's subscription hereunder, Holdings will, subject to the issuance of the note referred to in the next sentence, lend each Management Investor funds to facilitate payment of the portion of the Purchase Price set forth opposite such Management Investor's name in Column C of Schedule I hereto. Each loan will be evidenced by a nonrecourse secured promissory note of the Management Investor substantially in the form of the note attached hereto as Exhibit A (as to each Management Investor, a "Management Note"). As collateral security for the obligations of such Management Investor to pay the principal of and interest on such Management Investor's Management Note, such Management Investor hereby agrees to pledge to Holdings the number of Management Shares being acquired hereunder by such Management Investor pursuant to the terms of a Stock Pledge Agreement substantially in the form of the Stock Pledge Agreement attached hereto as Exhibit B (the "Stock Pledge Agreement"), along with the other collateral contemplated by the Stock Pledge Agreement. A duly executed and delivered Management Note and Stock Pledge Agreement securing payment of such Management Investor's Management Note shall be delivered to Holdings at the Closing by each Management Investor borrowing a portion of the Purchase Price from Holdings.

     Section 2.3 The Closing. The closing (the "Closing") of the transactions contemplated by this Article II shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 immediately prior to the consummation of the Acquisition pursuant to the Stock and Asset Purchase Agreement. The date of such Closing is hereinafter referred to as the "Closing Date."


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

          (a) At the Closing, Holdings shall deliver:

          (i) to each Management Investor, against delivery of the Purchase Price set forth opposite such Management Investor's name in Column B of
     Schedule I hereto, duly issued stock certificates representing the total number of Management Shares set forth opposite such Management Investor's name in Column A of Schedule I hereto; and

          (ii) to each Management Investor, against delivery of such Management Investor's Management Note and Stock Pledge Agreement, cash equal to the principal amount of such Management Investor's Management Note.

          (b) At the Closing, each Management Investor shall deliver to Holdings, against delivery to the Management Investor of stock certificates representing the Management Shares to be purchased by such Management Investor,
(i) cash in the amount set forth opposite such Management Investor's name in Column B of Schedule I hereto, (ii) a duly executed Management Note in the amount set forth opposite such Management Investor's name in Column C of
Schedule I hereto, and (iii) a duly executed Stock Pledge Agreement.

          (c) At the Closing, Holdings, Merrill Lynch KECALP L.P. 1994, the Management Investors and Stonington will enter into a Stockholders' Agreement, substantially in the form of the Stockholders' Agreement attached hereto as Exhibit C (the "Stockholders' Agreement").

     Section 2.4 Representations, Warranties and Covenants of the Management Investors. Each of the Management Investors severally, but not jointly, represents and warrants to Holdings and covenants with Holdings as follows:

          (i) any Management Note to be issued by such Management Investor at the Closing will, when issued and delivered in accordance with the terms hereof, be duly and validly issued and be a valid and binding obligation of such Management Investor, enforceable against such Management Investor in accordance with its terms;

          (ii) such Management Investor has full right, power and authority to execute and deliver this Agreement, and, to the extent to be executed and delivered by such Management Investor, the Stock Pledge Agreement, and to perform such Management Investor's obligations hereunder and thereunder, and this Agreement has been duly authorized, executed and delivered by such Management Investor and is


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

     valid, binding and enforceable against such Management Investor in accordance with its terms, and the Stock Pledge Agreement, if any, has been duly authorized and, when executed and delivered, will be valid, binding and enforceable against such Management Investor in accordance with its terms; and

          (iii) such Management Investor hereby represents and warrants that except as disclosed to Holdings in writing prior to the date hereof, such Management Investor is not on the date hereof, and will not be, at any time between the date hereof and the Closing Date, entitled to any payments or compensation of any kind from Rockwell or any of its subsidiaries (including the subsidiaries to be acquired by Goss Graphic Systems, Inc. pursuant to the Acquisition) under any employment contract, severance agreement or other compensation or bonus agreement or arrangement currently in effect, which payments or compensation arise out of or are based upon the execution, delivery or performance of the Stock and Asset Purchase Agreement, this Agreement, the Stock Pledge Agreement or the Stockholders' Agreement (in each case, including the transactions contemplated thereby).

     Section 2.5 Representations, Warranties and Covenants of Holdings. (a) Holdings represents and warrants to each of the Management Investors as follows:

          (i) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) Holdings has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by Holdings and is valid, binding and enforceable against Holdings in accordance with its terms;

          (iii) Holdings has full corporate power and authority to execute and deliver the Stockholders' Agreement and the Stock Pledge Agreements and to perform its obligations thereunder and such agreements have been duly authorized by Holdings and will, when executed and delivered by Holdings, be valid, binding and enforceable against Holdings in accordance with their terms;

          (iv) the Management Shares to be issued to such Management Investor pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be


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

     duly and validly issued and, upon receipt of cash or other consideration in an amount equal to the par value of such Management Shares, will be fully paid and nonassessable; and

          (v) none of the execution, delivery and performance of this Agreement, the Stockholders' Agreement, and the Stock Pledge Agreements by Holdings will conflict with Holdings' Certificate of Incorporation or By-Laws or result in any material breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which Holdings is a party or by which Holdings is bound.

          (vi) after giving effect to the transactions contemplated by this Agreement, the authorized capital of the Company will consist of 10,000,000 authorized Shares, of which 1,165,000 Shares will be issued and outstanding immediately after the Closing, 7,500 authorized shares of nonvoting common stock, par value $.01 per share, of Holdings, of which 7,500 shares will be issued and outstanding immediately after the Closing, and 1,000,000 authorized shares of preferred stock, par value $.01 per share, of Holdings, of which 100,000 shares will be designated as 6 1/2% Redeemable Pay-in-Kind Preferred Stock and 47,500 shares of 6 1/2% Redeemable Pay-in-Kind Preferred Stock will be issued and outstanding immediately after the Closing. In addition, up to ______ Shares will have been reserved for issuance under the Management Stock Incentive Plan. All of the outstanding Shares will be duly authorized, and upon the issuance thereof will be validly issued, fully paid and nonassessable.

          (b) Holdings will establish a Management Stock Incentive Plan substantially in the form attached hereto as Exhibit D (the "Management Stock Incentive Plan"). Incentive options (the "Incentive Options") for a total of ______ Shares, performance options (the "Performance Options") for a total of
______ additional Shares and ______ discretionary stock options (the "Discretionary Options") will initially be available for grant by Holdings. At the closing of the Acquisition, the Management Investors will be granted Incentive Options to purchase ______ Shares and Performance Options to purchase ______ Shares. The Incentive Option Agreements for Incentive Options granted at the closing of the Acquisition will be substantially in the form of Exhibit A to the Management Stock Incentive Plan (the "Incentive Option Agreements") and the Performance Option Agreements for Performance Options granted at the closing of the Acquisitions will be substantially in the form of Exhibit B to the Management Stock Incentive Plan (the "Performance Option


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

Agreements"). All Incentive Options and Performance Options granted at the closing of the Acquisitions will have an exercise price of $100 per Share.

                                  ARTICLE III

             INVESTMENT REPRESENTATIONS OF THE MANAGEMENT INVESTORS

     Section 3.1 Investment Intention; No Resales. Each Management Investor represents and warrants that such Management Investor is acquiring his or her Management Shares for investment purposes only, solely for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any Management Shares thereof, except for such distributions and dispositions as are both explicitly permitted hereunder and under the Stockholders' Agreement and effected in compliance with the Securities Act and the rules and regulations thereunder and all applicable state securities, or "blue sky," laws. Each Management Investor agrees and acknowledges that such Management Investor will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Management Shares, or solicit any offers to purchase or otherwise acquire or take a pledge of any Management Shares, other than transfers, sales, assignments, pledges, hypothecations or other dispositions explicitly permitted by Articles II and III of the Stockholders' Agreement and provided that any such transfer, sale, assignment, pledge, hypothecation or other disposition is in accordance with the terms and provisions of such Articles and (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities, or "blue sky," laws, or (ii) such Management Investor shall have furnished Holdings with an opinion of counsel (which counsel and the form and substance of which opinion shall be reasonably satisfactory to Holdings), to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and the rules and regulations in effect thereunder and under all applicable state securities, or "blue sky," laws.

     Section 3.2 Legends. Each certificate representing Management Shares shall bear the legend set forth in Section 2.6 of the Stockholders' Agreement.

     Section 3.3 Stock Unregistered. Each Management Investor acknowledges and represents that such Management Investor has been advised that (a) the Management Shares have not


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been registered under the Securities Act; (b) the Management Shares must be held for an indefinite period and such Management Investor must continue to bear the economic risk of the investment in the Management Shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (c) it is not anticipated that there will be any public market for the Management Shares; (d) Rule 144 promulgated under the Securities Act ("Rule 144") is not currently available with respect to the sales of any securities of Holdings, and Holdings has made no covenant to make such Rule 144 available; (e) if and when the Management Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule 144;
(f) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (g) a restrictive legend or legends in the forms set forth herein and in the Stockholders' Agreement shall be placed on the certificates representing the Management Shares; and (h) a notation shall be made in the appropriate records of Holdings indicating that the Management Shares are subject to restrictions on transfer and, if Holdings should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Management Shares.

     Section 3.4 Rule 144. If Holdings shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, Holdings will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable each Management Investor to sell Management Shares without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144, as such Rule 144 may be amended from time to time, or (ii) any similar or successor rule or regulation hereafter adopted by the SEC. If any Management Shares are disposed of in accordance with Rule 144 or any similar or successor rule or regulation, each Management Investor disposing of Management Shares shall deliver to Holdings at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule
144) or such other form or forms required by any such similar or successor rule or regulation and such other documentation as Holdings may require in connection with such disposition. Notwithstanding anything to the contrary contained in this Section 3.4, Holdings may deregister any of its securities under Section 12 of the Exchange Act if it is then permitted to do so pursuant to


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the Exchange Act and the rules and regulations in effect thereunder.

     Section 3.5 Additional Investment Representations. Each Management Investor represents and warrants that (a) such Management Investor's financial situation is such that such Management Investor can afford to bear the economic risk of holding the Management Shares for an indefinite period of time and suffer complete loss of such Management Investor's investment in the Management Shares;
(b) such Management Investor's knowledge and experience in financial and business matters are such that such Management Investor is capable of evaluating the merits and risks of such Management Investor's investment in the Management Shares, or such Management Investor has been advised by a purchaser representative (as such term is defined in Rule 501(n) of the General Rules and Regulations promulgated under the Securities Act) possessing such knowledge and experience; (c) such Management Investor understands that the Management Shares are a speculative investment which involve a high degree of risk of loss of such Management Investor's investment therein, that there are substantial restrictions on the transferability of the Management Shares and that on the Closing Date and for an indefinite period following the Closing there will be no public market for the Management Shares and, accordingly, it may not be possible to liquidate such Management Investor's investment in Holdings at all, including in case of emergency; (d) such Management Investor and such Management Investor's representatives, including such Management Investor's professional, tax and other advisors, have carefully reviewed the financial and other information with respect to Goss, the Company and Holdings (including with respect to the Acquisitions) supplied to them and such Management Investor understands and has taken cognizance of (or has been advised by such Management Investor's representatives as to) all the risks related to an investment in the Management Shares; (e) in making such Management Investor's decision to invest in the Management Shares hereunder, such Management Investor has relied upon independent investigations made by such Management Investor and, to the extent believed by such Management Investor to be appropriate, such Management Investor's representatives, including such Management Investor's own professional, tax and other advisors; (f) such Management Investor and such Management Investor's representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Holdings and its representatives concerning the terms and conditions of the investment in the Management Shares and to obtain any additional information necessary to verify the accuracy of the information supplied to them, and no representations have been made to such Management Investor or such representatives concerning the Management Shares, Goss,


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the Company, Holdings, their respective subsidiaries, their businesses or prospects or other matters, except as set forth herein; and (g) such Management Investor is an officer or key employee of Holdings or one of its subsidiaries or is otherwise currently engaged as a senior executive or consultant or has significant business experience in the printing press manufacturing or similar business and, in any such case, expects, after the Acquisition, to be an officer or key employee of, director of, or consultant to, Holdings or one or more of its subsidiaries.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1 Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     Section 4.2 No Right of Employment. Neither this Agreement nor any purchase or sale of Management Shares pursuant hereto shall create, or be construed or deemed to create, any right of employment in favor of any Management Investor or any other person by Holdings or any of its subsidiaries.

     Section 4.3 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement regarding Management Shares shall apply to any and all shares of capital stock of Holdings or any successor or assign of Holdings (whether by merger, consolidation, sale of assets, reorganization or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Management Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted. Subject only to the provisions of the preceding sentence, nothing contained in this Agreement shall prohibit or restrict Holdings from taking any corporate action, including, without limitation, declaring any dividend (whether in cash or stock) or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

     Section 4.4 Waiver and Amendment. Any party hereto may waive its rights under this Agreement at any time, and Holdings may waive its rights under this Agreement with respect to any Management Investor at any time, and no such waiver shall operate to waive Holdings' rights under this Agreement


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with respect to any other Management Investor. Any agreement on the part of any such party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. This Agreement may be amended only by a written instrument signed by Holdings, and by Management Investors owning a majority of the then outstanding Management Shares.

     Section 4.5 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally, or when deposited in the mail if sent by registered or certified mail, return receipt requested, postage prepaid, and when received if delivered otherwise, to the party to whom it is directed:

          (a) If to Holdings, to it at the following address:

              GGS Holdings, Inc.
              c/o Stonington Partners, Inc.
              767 Fifth Avenue
              New York, New York  10153
              Attention:  Alexis P. Michas

          with a copy to:

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York  10019
              Attention:  Andrew R. Brownstein, Esq.

          (b) If to any of the Management Investors, to such Management Investor at the address set forth below under such Management Investor's signature or at such other address as the parties hereto shall have specified by notice in writing to the other parties.

     Section 4.6 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law.

     Section 4.7 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the


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Stock and Asset Purchase Agreement, the Stock Pledge Agreements, the Management
Notes, the Stockholders' Agreement, the Management Stock Incentive Plan, the Incentive Option Agreements and the Performance Option Agreements and the other agreements referred to in such agreements. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter other than such agreements and understandings set forth in the Stock and Asset Purchase Agreement (except as modified pursuant hereto), the Stock Pledge Agreements, the Management Notes, the Stockholders' Agreement, the Management Stock Incentive Plan, the Incentive Option Agreements and the Performance Option Agreements and the other agreements referred to in such agreements.

     Section 4.8 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement unless the context otherwise requires.

     Section 4.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 4.10 Expenses. Holdings shall pay the legal fees and the expenses of the Management Investors reasonably incurred in connection with the preparation and negotiation of this Agreement, the Stock Pledge Agreements, the Management Notes and the Stockholders' Agreement; provided that Holdings shall not be obligated pursuant to this Agreement to pay the fees and expenses of more than one counsel for all of the Management Investors.

     Section 4.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to


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effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 4.12 Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

     Section 4.13 Waiver of Jury Trial. Each of Holdings and each of the Management Investors hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 4.14 Survival of Covenants. Holdings and the Management Investors hereby agree that the applicable provisions of this Agreement, including without limitation, Sections 2.4 and 2.5, shall survive and remain in full force and effect following the Closing.


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